EXHIBIT 4.4

After recording, return by mail to:

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

Attn: Ms. Shawne M. Keenan

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF OGLETHORPE POWER CORPORATION

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION)

and

MURRAY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY,

GRANTORS

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

DEED TO SECURE DEBT, SECURITY AGREEMENT

AND SIXTY-SIXTH SUPPLEMENTAL INDENTURE

Relating to

the Conveyance of Security Title to Certain Property of the Grantors Located, and the Recording

of the Indenture, in Murray County, Georgia and Whitfield County, Georgia, and

Confirming the Lien of the Indenture with respect to certain After-Acquired Property

Dated as of April 25, 2013

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF SUPERIOR COURT AND TAX COMMISSIONER OF GEORGIA:  THIS INSTRUMENT ONLY ADDS ADDITIONAL SECURITY FOR ORIGINAL INDEBTEDNESS SECURED BY THE EXISTING INDENTURE.  THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE, NOR DOES IT EXTEND THE MATURITY DATE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE.  PURSUANT TO O.C.G.A. § 48-6-65(A), NO ADDITIONAL INTANGIBLE RECORDING TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT.  THIS INSTRUMENT SUPPLEMENTS AND MODIFIES THE EXISTING INDENTURE AS TO WHICH THE MAXIMUM INTANGIBLES RECORDING TAX HAS PREVIOUSLY BEEN PAID.

THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND SIXTY-SIXTH SUPPLEMENTAL INDENTURE (hereinafter referred to as this “Deed to Secure Debt and Supplemental Indenture”), dated as of April 25, 2013, is among OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as a grantor (the “Company”), MURRAY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public corporation created and existing under the laws of the State of Georgia, as a grantor (the “Authority”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), a conformed copy of which is attached hereto as Exhibit A, and such Original Indenture is incorporated herein by reference, for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 1 hereof);

WHEREAS, (i) the Company has heretofore executed and delivered to the Trustee sixty-five Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), (ii) the Original Indenture and all prior Supplemental Indentures have been recorded as set forth on Schedule 1, (iii) conformed copies of the all prior Supplemental Indentures are attached hereto as Exhibit B to the counterpart of this Deed to Secure Debt and Supplemental Indenture that will be recorded in Murray County, Georgia and Whitfield County, Georgia, and (iv) such Supplemental Indentures are incorporated herein by reference;

WHEREAS, the Company is acquiring, as of even date herewith, certain interests in real property located in Murray County, Georgia, comprised of two natural gas-fired combined cycle power generation plants located on a 45.32-acre site in Murray County, Georgia, together with certain appurtenant easements located in Whitfield County, Georgia, all as more particularly described on Exhibit C attached hereto (the “Project”);

WHEREAS, the Company’s interest in the Project consists of (a) a sub-leasehold interest in the land described on Exhibit C attached hereto (the “Site”), pursuant to that certain Lease Agreement dated as of May 15, 2001 between the Authority as lessor, and Murray I and Murray II, LLC (formerly known as KGen Murray I and II, LLC and prior to that as Duke Energy Murray, LLC) (the “Original Lessee”) as lessee (as amended and assigned, the “Bond Lease”), the Bond Lease being evidenced of record by that certain Memorandum of Lease, dated as of June 5, 2001, recorded on August 2, 2004 in Deed Book 525, Page 32, in Murray County, Georgia, and recorded on August 6, 2004 in Deed Book 4305, Page 278, Whitfield County, Georgia, the sub-leasehold interest having been assigned by the Original Lessee to the Company pursuant to that certain Assignment and Assumption Agreement, dated as of April 25, 2013, to be recorded on or about the date hereof in Murray County, Georgia and Whitfield County,

Georgia (the “Assignment and Assumption Agreement”), and (b) a leasehold interest in the improvements located thereon, pursuant to the terms and conditions of the Bond Lease;

WHEREAS, the Authority’s interest in the Project consists of a ground leasehold interest in the Site and ownership of all improvements located on the Site pursuant to that certain Ground Lease dated December 6, 2000, between City of Dalton as landlord, and the Original Lessee as tenant (as amended and assigned, the “Ground Lease”), the Ground Lease being evidenced of record by that certain Short Form Ground Lease, dated December 6, 2000, recorded on December 22, 2000 in Deed Book 368, Page 245, in Murray County, Georgia, and recorded on December 28, 2000 in Deed Book 3370, Page 333, Whitfield County, Georgia, as amended by Amendment to Short Form of Ground Lease recorded August 2, 2004 in Deed Book 524, Page 663, in Murray County, Georgia, and recorded on August 6, 2004 in Deed Book 4305, Page 157, Whitfield County, Georgia, the ground lease interest having been assigned by the Original Lessee to the Authority pursuant to Assignment and Assumption Agreement, dated June 1, 2001, recorded August 2, 2004, in Deed Book 525, Page 29, Murray County, Georgia, and recorded August 6, 2004 in Deed Book 4305, Page 275, Whitfield County, Georgia;

WHEREAS, prior to the date hereof, the Company did not have a property interest in any real property located in Murray County, Georgia or Whitfield County, Georgia;

WHEREAS, the Company desires to execute and deliver this Deed to Secure Debt and Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of subjecting, conveying and confirming to the Trustee the lien of the Indenture with respect to certain additional property described herein;

WHEREAS, Section 13.5 of the Original Indenture requires the Company to cause all Supplemental Indentures and other instruments of further assurance to be promptly recorded, registered and filed, all in such manner and in such places, as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under the Indenture to all property comprising the Trust Estate;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to better assure, convey and confirm unto the Trustee any property subjected to the lien of the Indenture, including its interests in the Project;

WHEREAS, the Authority desires to execute and deliver this Deed to Secure Debt and Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of subjecting, conveying and confirming to the Trustee a limited, non-recourse lien and security title as herein provided with respect to certain its interests in the Project;

WHEREAS, all acts and proceedings required by law necessary to constitute this Deed to Secure Debt and Supplemental Indenture a valid deed to secure debt, security agreement and contract for the security of the Obligations, in accordance with the terms of this Deed to Secure Debt and Supplemental Indenture, have been done and taken; and the execution and delivery of this Deed to Secure Debt and Supplemental Indenture have been in all respects duly authorized by the Authority and the Company; and

WHEREAS, in connection with the financing of the Project, the Authority issued its $500,000,000 Taxable Industrial Development Revenue Bonds (Duke Energy Murray LLC Project), Series 2001 (the “Bonds”) the obligation of which have been assumed and all of which Bonds are currently held by the Company (in that capacity, the “Bondholder”), which joins in this Deed to Secure Debt and Supplemental Indenture in that capacity to express its consent hereto.

GRANTING CLAUSES

NOW, THEREFORE, THIS DEED TO SECURE DEBT AND SIXTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture and including its interests in the Project (including under the Bond Lease and all property described on Exhibit C attached hereto), to secure performance of the covenants therein and herein contained, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, its interests in the Project (including under the Bond Lease and all property described on Exhibit C attached hereto), subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

NOW, THEREFORE, THIS DEED TO SECURE DEBT AND SUPPLEMENTAL INDENTURE ALSO WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, to subject, convey and confirm the lien of the Indenture upon its interests in the Project and all property described on Exhibit C attached hereto, including all of its interests under the Ground Lease and the Bond Lease, to secure performance of the covenants therein and herein contained, the Authority by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Authority with respect to the Project and all property described on Exhibit C, including all of its interests under the

Ground Lease and the Bond Lease, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution hereof, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.  All of the foregoing shall constitute a portion of the “Trust Estate” under the Indenture.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Authority with respect to the Project, including the Bond lease, the Ground Lease and the and all property described on Exhibit C, and of the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Authority and the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

UPON FURTHER CONDITION that this Deed to Secure Debt and Supplemental Indenture imposes no obligations upon the Authority beyond the limited, non-recourse lien and security title represented hereby, and all affirmative obligations with respect to the Project (and the Trust Estate as an entirety), including but not limited to preservation of collateral and maintenance of insurance, are solely those of the Company; but, provided further, that the Authority acknowledges that any Event of Default under the Indenture constitutes a default hereunder, even though the Authority is not a party to those documents.

THE INDENTURE, INCLUDING THIS DEED TO SECURE DEBT AND SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

GENERAL PROVISIONS

Section 1.                                          Supplemental Indenture and Incorporation by Reference; Waivers.

This Deed to Secure Debt and Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented (as reflected in Schedule 1 attached hereto), and as hereby supplemented and modified, is hereby confirmed.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Sixty-Sixth Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

The Company desires to cause the Project to qualify as a Property Addition under the Indenture, and specifically to meet the requirements set forth in Paragraph C of the Indenture’s definition of “Property Additions,” and consequently has requested that the Authority grant to the Trustee, as security for all Obligations issued under the Indenture, a non-recourse lien and security title in and to the real and personal property constituting the Project, including its interests under the Ground Lease and the Bond Lease.

The Company desires additionally to confirm that its interest in the Project under the Bond Lease is subject to the lien of the Indenture, and to take and confirm such other acts as may be necessary to qualify the Project as a Property Addition under the Indenture.

The Authority agrees and acknowledges that the provisions of the Indenture shall govern the terms of this Deed to Secure Debt and Supplemental Indenture and the limited recourse grant by the Authority hereunder, including the provisions of the Indenture relating to releases of property, Events of Defaults and rights and remedies of the Trustee and the Holders upon an Event of Default, waivers and supplements.  The Authority shall not be a required party to any consent or waiver under, or modification or amendment of, the Indenture, any Supplemental Indenture or any Obligation, other than modification or amendment expressly to the scope of the limited recourse grant by the Authority contained in this Deed to Secured Debt and Supplemental Indenture.  Any waiver or consent under, or modification or amendment to, the Indenture, any Supplemental Indenture or any Obligation, not expressly amending or modifying the scope of the limited recourse grant by the Authority contained in this Deed to Secure Debt and Supplemental Indenture shall not alter or impair the limited recourse grant by the Authority contained in this Deed to Secure Debt and Supplemental Indenture, which will remain absolute and unconditional as described below.

The limited recourse grant by the Authority contained in this Deed to Secure Debt and Supplemental Indenture is absolute and unconditional regardless of (i) the validity, legality or enforceability of the Obligations or of any instrument evidencing the Obligations; (ii) whether or not the Obligations are presently existing, are incurred hereafter from time to time, are otherwise secured, are discharged in a bankruptcy or other insolvency proceedings or are contested by any other party; or (iii) the bankruptcy, insolvency, reorganization of, or the appointment of a trustee or receiver for, the Company.  The Trustee shall not be under any obligation to resort to any other portion of the Trust Estate held by it as a condition precedent to the Trustee’s right to pursue remedies against the Trust Estate granted by the Authority hereunder. The Authority hereby waives any right to interpose any and all defenses which might constitute legal or equitable defenses to the Trustee’s rights under this Deed to Secure Debt and Supplemental Indenture, including all suretyship defenses, exoneration, alteration of the underlying obligations and any action or inaction on the part of the Trustee, and waives any counterclaim or right of offset of any nature and description which it may have or which may exist between and among the Trustee, the Company and/or the Authority.  The Authority hereby waives any right to be subrogated to the rights of the Trustee or the Holders with respect to the Obligations, and waives any right to and agrees that it will not institute or take any action against the Company seeking reimbursement or indemnification by the Company with respect to any remedies taken by the

Trustee or the Holders in connection with the limited recourse grant by the Company contained in this Mortgage and Supplemental Indenture.

Section 2.                                          Non-Recourse Liability of Authority.

WITH RESPECT TO THE AUTHORITY, THE SATISFACTION OF THE OUTSTANDING SECURED OBLIGATIONS (AND, WHEN AUTHENTICATED AND DELIVERED, ADDITIONAL OBLIGATIONS) SHALL BE HAD SOLELY FROM THE TRUST ESTATE, INCLUDING THE ADDITIONAL PROPERTY DESCRIBED HEREIN.  NO RECOURSE WILL BE HAD AGAINST THE AUTHORITY FOR THE ENFORCEMENT OF ANY OBLIGATION, PROMISE, OR AGREEMENT CONTAINED IN THIS DEED TO SECURE DEBT AND SUPPLEMENTAL INDENTURE FOR ANY CLAIM BASED THEREON OR OTHERWISE IN RESPECT THEREOF, AGAINST THE AUTHORITY OR ANY OTHER ASSETS OF THE AUTHORITY, OR ANY DIRECTOR, OFFICER OR EMPLOYEE, AS SUCH, IN HIS/HER INDIVIDUAL CAPACITY, PAST, PRESENT OR FUTURE, OF THE AUTHORITY OR OF ANY SUCCESSOR CORPORATION, EITHER DIRECTLY OR THROUGH THE AUTHORITY OR ANY SUCCESSOR CORPORATION, WHETHER BY VIRTUE OF ANY CONSTITUTIONAL PROVISION, STATUE OR RULE OF LAW OR BY THE ENFORCEMENT OF ANY ASSIGNMENT OR PENALTY OR OTHERWISE.

Section 3.                                          Ground Lease and Bond Lease.

The Authority represents that each of the Ground Lease and the Bond Lease is in full force and effect as of the date hereof and has not been cancelled or modified.  The Authority further represents that, to the best of its knowledge, no event of default under either of the Ground Lease or Bond Lease has occurred and that no condition exists thereunder which, with the passage of time, could constitute an event of default.

Section 4.                                          Recitals.

All recitals in this Deed to Secure Debt and Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee, shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 5.                                          Successors and Assigns.

Whenever in this Deed to Secure Debt and Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Deed to Secure Debt and Supplemental Indenture contained by or on behalf of the Company, by or on behalf of the Authority or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 6.                                          No Rights, Remedies, Etc.

Nothing in this Deed to Secure Debt and Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Deed to Secure Debt and Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof.

Section 7.                                          Counterparts.

This Deed to Secure Debt and Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company, the Authority and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 8.                                          Security Agreement; Mailing Address.

To the extent permitted by applicable law, this Deed to Secure Debt and Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Authority grants to the Trustee a security interest in all of the Project that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the Project is situated and the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

The mailing address of the Company, as debtor, is:

2100 East Exchange Place

Tucker, Georgia 30084-5336

The mailing address of the Authority, as debtor, is:

Chairman

Murray County Industrial Development Authority

Murray County Courthouse Annex

121 N. Fourth Avenue

Chatsworth, Georgia 30705

With a copy to:

William W. Keith, P.C.

Attorney at Law

101 North 4th Avenue

P.O. Box 12385

Chatsworth, Georgia 30705-1385

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention:  Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

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IN WITNESS WHEREOF, the parties hereto have caused this Deed to Secure Debt and Security Agreement and Sixty-Sixth Supplemental Indenture, to be duly executed under seal as of the day and year first above written.

Company and Bondholder:		OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Thomas A. Smith
President and Chief Executive Officer

Signed, sealed and delivered		Attest:	/s/ Patricia N. Nash
by the Company in the presence of:			Patricia N. Nash
Secretary

/s/ Thomas J. Brendiar		[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

My commission expires:	October 14, 2015

[NOTARIAL SEAL]

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[Signatures Continued from Previous Page]

Authority:		MURRAY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, created pursuant to the provisions of Georgia Laws 1966, p. 963 et seq., as amended

		By:	/s/ Lamar A. Dunn
Chairman

Signed, sealed and delivered		Attest:	/s/ Robert S. Angela
by the Company in the presence of:			Secretary

/s/ Bill Keith		[CORPORATE SEAL]
Witness

/s/ Lisa Kicklighter
Notary Public

My commission expires:	January 26, 2015

[NOTARIAL SEAL]

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[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION, a national banking association

		By:	/s/ Jack Ellerin
Authorized Agent

Signed and delivered
by the Trustee in the presence of:

/s/ Muriel Shaw
Witness

/s/ Mary Easton
Notary Public

My commission expires:	April 15, 2014

[NOTARIAL SEAL]

Exhibit A

A CONFORMED COPY OF THE ORIGINAL INDENTURE

Filed only in Murray County, Georgia and Whitfield County, Georgia

Exhibit B

COPIES OF THE PRIOR SIXTY-FIVE SUPPLEMENTAL INDENTURES

Filed only in Murray County, Georgia and Whitfield County, Georgia

Exhibit C

LEGAL DESCRIPTION OF MURRAY COUNTY AND WHITFIELD COUNTY PROPERTY

TRACT A:

All that tract or parcel of land situate, lying and being in Land Lots 21 and 22 of the 13th Land District and the Third Section of Murray County, Georgia, and being more particularly described as follows:

Commencing at a “PK” nail placed at the intersection of centerlines of Looper’s Bridge Road and River Bend Road, said point being the POINT OF REFERENCE;

THENCE, from the said POINT OF REFERENCE, South 50 degrees 37 minutes 17 seconds East for a distance of 5712.41 feet to a 1/2 inch rebar set;

THENCE, South 42 degrees 56 minutes 18 seconds East for a distance of 640.86 feet to a 1/2 inch rebar set, said point being the POINT OF BEGINNING;

THENCE, from the said POINT OF BEGINNING, North 01 degrees 11 minutes 01 seconds West for a distance of 342.42 feet to a 1/2 inch rebar set;

THENCE North 28 degrees 03 minutes 15 seconds West for a distance of 96.58 feet to a 1/2 inch rebar set;

THENCE North 53 degrees 32 minutes 28 seconds West for a distance of 489.27 feet to a 1/2 inch rebar set;

THENCE North 21 degrees 46 minutes 37 seconds West for a distance of 304.34 feet to a 1/2 inch rebar set;

THENCE North 08 degrees 17 minutes 17 seconds West for a distance of 510.36 feet to a 1/2 inch rebar set;

THENCE along a curve to the right having a radius of 452.20 feet and an arc length of 168.90 feet, being subtended by a chord of South 80 degrees 53 minutes 35 seconds East for a distance of 167.92 feet to a 1/2 inch rebar set;

THENCE South 70 degrees 10 minutes 34 seconds East for a distance of 325.26 feet to a 1/2 inch rebar set;

THENCE South 01 degrees 11 minutes 01 seconds East for a distance of 314.27 feet to a 1/2 inch rebar set;

THENCE North 88 degrees 48 minutes 59 seconds East for a distance of 1449.58 feet to a 1/2 inch rebar set;

THENCE South 82 degrees 30 minutes 30 seconds East for a distance of 253.63 feet to a 1/2 inch rebar set;

THENCE South 01 degrees 11 minutes 01 seconds East for a distance of 396.02 feet to a 1/2 inch rebar set;

THENCE South 40 degrees 59 minutes 12 seconds West for a distance of 217.19 feet to a 1/2 inch rebar set;

THENCE South 31 degrees 11 minutes 25 seconds West for a distance of 225.03 feet to a 1/2 inch rebar set;

THENCE South 12 degrees 17 minutes 32 seconds West for a distance of 306.29 feet to a 1/2 inch rebar set;

THENCE along a curve to the right having a radius of 1000.41 feet and an arc length of 327.03 feet, being subtended by a chord of South 83 degrees 05 minutes 47 seconds West for a distance of 325.58 feet to a 1/2 inch rebar set;

THENCE North 87 degrees 32 minutes 19 seconds West for a distance of 908.12 feet to a half inch rebar, said point being the POINT OF BEGINNING.

1

Said tract or parcel of land contains 45.32 acres, more or less.

Said tract or parcel of land shown as “Tract A” on that certain ALTA/ACSM Land Title Survey of Murray Generating Station prepared for KGEN Murray I and II LLC, Oglethorpe Power Corporation, Murray County Industrial Development Authority and First American Title Insurance Company by Donaldson Garrett & Associates, Inc, bearing the seal of John M. Story, Georgia Registered Land Surveyor No. 2266, dated June 28, 2004, signed July 16, 2004, last revised January 3, 2011, Drawing No. NC-523-04”D.

TOGETHER WITH:

(a) That certain Access and Utility Easement Agreement dated December 6, 2000 by the City of Dalton and Duke Energy Murray, LLC, filed June 15, 2001 and recorded June 18, 2001 in Deed Book 385, Page 276, Murray Records; and filed and recorded June 21, 2001 in Deed Book 3477,Page 321, Whitfield records; as amended by Amendment to Access and Utility Easement Agreement dated June 1, 2001 and filed and recorded August 2, 2004 in Deed Book 524, Page 675, Murray records, and filed and recorded August 6, 2004 in Deed Book 4305, Page 169, Whitfield records;

(b) That certain Electric Transmission Line Right-of-way and Easement Agreement dated December 6, 2000 by the City of Dalton and Duke Energy Murray, LLC, filed June 15, 2001 and recorded June 18, 2001 in Deed Book 385, page 356, Murray Records; and filed and recorded June 21, 2001 in Deed Book 3478, Page 52, Whitfield records; as amended by Amendment to Electric Transmission Line Right-of-way and Easement Agreement dated June 1, 2001 and filed and recorded August 2, 2004 in Deed Book 524, Page 688, Murray records, and filed and recorded August 6, 2004 in Deed Book 4305, Page 182, Whitfield records;

(c) That certain Natural Gas Pipeline Right-of-way and Easement Agreement dated December 6, 2000 by the City of Dalton and Duke Energy Murray, LLC, filed June 15, 2001 and recorded June 18, 2001 in Deed Book 385, Page 331, Murray Records; and filed and recorded June 21, 2001 in Deed Book 3478, Page 27, Whitfield records; as amended by Amendment to Natural Gas Pipeline Right-of-way and Easement Agreement dated June 1, 2001 and filed and recorded August 2, 2004 in Deed Book 524, Page 697, Murray records, and filed and recorded August 6, 2004 in Deed Book 4305, Page 191, Whitfield records; and

(d) That certain Water Supply and Waste Water Pipeline Right-of-way and Easement Agreement dated December 6, 2000 by the City of Dalton and Duke Energy Murray, LLC, dated filed and recorded June 15, 2001 in Deed Book 385, Page 305, Murray Records; and filed and recorded June 21, 2001 in Deed Book 3478, Page 1, Whitfield records; as amended by Amendment to Water Supply and Waste Water Pipeline Right-of-way and Easement Agreement dated June 1, 2001 and filed and recorded August 2, 2004 in Deed Book 524, Page 711, Murray records, and filed and recorded August 6, 2004 in Deed Book 4305, Page 205, Whitfield records.

2

SCHEDULE 1

RECORDING INFORMATION

FOR

                         COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

1

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Fourth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture

Fifty-Second Supplemental Indenture

Fifty-Third Supplemental Indenture

2

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Fourth Supplemental Indenture

Fifty-Fifth Supplemental Indenture

Fifty-Sixth Supplemental Indenture

Fifty-Seventh Supplemental Indenture

Fifty-Eighth Supplemental Indenture

Fifty-Ninth Supplemental Indenture

Sixtieth Supplemental Indenture

Sixty-First Supplemental Indenture

Sixty-Second Supplemental Indenture

Sixty-Third Supplemental Indenture

Sixty-Fourth Supplemental Indenture	Filed simultaneously with Sixty-Sixth Supplemental Indenture

Sixty-Fifth Supplemental Indenture	Filed simultaneously with Sixty-Sixth Supplemental Indenture

3